UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CARPENTER TECHNOLOGY CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 11, 2022

This Supplement to Proxy Statement (the “Supplement”) supplements the Proxy Statement of Carpenter Technology Corporation dated September 16, 2022 (the “Proxy Statement”), which was provided to stockholders in connection with the solicitation of proxies by Carpenter’s Board of Directors for the 2022 Annual Meeting of Stockholders and any postponement or adjournment thereof. This year’s Annual Meeting will again be completely virtual. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CRS2022. Details regarding admission to the meeting and the business to be conducted are provided in the Proxy Statement.

This Supplement is first being made available to stockholders on or about September 27, 2022, and should be read together with the Proxy Statement as it contains important additional information. The information contained herein supplements any information contained in the Proxy Statement. You may view this Supplement, the Proxy Statement and annual, quarterly and current reports, and other information the Company files with the SEC at the website maintained by the SEC at www.sec.gov or at www.carpentertechnology.com.

All capitalized terms used in this Supplement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

Supplemental Disclosure Concerning Proposal 4

The purpose of this Supplement is to provide updated information about the terms of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees (the ”Omnibus Plan”), which stockholders have been asked to approve as Proposal 4 described in the Proxy Statement.

On September 26, 2022, in order to facilitate stockholder approval of the proposed amendments to the plan, the Board amended the terms of the Omnibus Plan. The amendment, which will be effective as of October 11, 2022, subject to stockholder approval of the Omnibus Plan, reduces the proposed additional number of shares of common stock to be reserved for issuance under the Omnibus Plan from 2,300,000 shares to 2,000,000 shares.

As of August 30, 2022, approximately 1,663,361 shares remained available for issuance under the Omnibus Plan. Separately, we also had approximately 260,325 shares available for issuance under the Director Stock Plan. Also as of August 30, 2022, 3,783,443 shares were subject to outstanding Awards (as defined in the applicable plan) under all plans, including 1,919,180 options with a weighted average exercise price of $42.84 and weighted average remaining term of 3.9 years and 1,864,263 full-value awards. The Omnibus Plan provides for a fungible plan design in determining the number of shares of Common Stock subject to an award, described more fully in the Proxy Statement.

CARPENTER TECHNOLOGY 2022 PROXY STATEMENT	1

Assuming Approval of the Omnibus Plan
Options Outstanding as of August 30, 2022	1,919,180
Weighted Average Exercise Price of Options Outstanding	$42.84
Weighted Average Remaining Term of Options Outstanding	3.9 years
Time-Based RSU Awards Outstanding as of August 30, 2022	999,537
Performance-Based Awards Outstanding as of August 30, 2022, assuming maximum performance	864,726
Total Equity Awards Outstanding (Including Options, RSU Awards and Performance-Based Awards)	3,783,443
Common Stock Outstanding as of August 30, 2022	48,304,311
Dilution as a Percentage of Common Stock Outstanding, as of August 30, 2022(1)	7.8%
Shares Available for Future Grant (Omnibus Plan + Non-Employee Directors Plan)	1,923,686
New Share Request	2,000,000
Overhang, as a Percentage of Common Stock Outstanding, as of August 30, 2022(2)	16.0%

(1)	Dilution consists of the number of shares subject to equity awards outstanding as of August 30, 2022 divided by the number of shares of our common stock outstanding.
(2)

Overhang consists of the number of shares subject to equity awards available for issuance (assuming approval of the 2,000,000 new shares) + equity awards outstanding as of August 30, 2022, divided by the number of shares of common stock outstanding.

Other than the changes described above, all other terms of the Omnibus Plan, as reflected in Proposal 4, will remain as described in the Proxy Statement.

The complete text of the amendment to the Omnibus Plan has been filed with the SEC as Exhibit A to this Supplement. The Omnibus Plan, as so amended, will be presented for stockholder approval at the Annual Meeting. All votes cast with respect to Proposal 4 will constitute a vote on the Omnibus Plan, as amended.

FOR	The Board of Directors recommends that you vote FOR Proposal 4 to approve the Amended and Restated Stock-Based Incentive Compensation Plan for Officers and Key Employees.

CARPENTER TECHNOLOGY 2022 PROXY STATEMENT	2

Exhibit A

FIRST AMENDMENT TO THE

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

THIS FIRST AMENDMENT is made as of the 27th day of September, 2022, by Carpenter Technology Corporation, a corporation organized under the laws of the State of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officer and Key Employees (the “Plan”), which was last amended and restated to be effective as of October 11, 2022. The Company reserved the right to amend the Plan pursuant to Section 10.1 thereof. The Company wishes to amend to the Plan to decrease the number of shares of Company common stock available for the issuance of awards under the Plan.

AMENDMENT

NOW THEREFORE, the Plan is amended, effective as of October 11, 2022, as follows:

1.	By deleting the first sentence of the existing Section 5.1 and substituting therefor the following:

“5.1    Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan as of October 11, 2022, shall be 2,000,000 shares, increased by (a) any shares of Common Stock that remained available for issuance under the Plan immediately prior to such date and (b) shares that are subject to outstanding Awards, some of which may be forfeited, canceled or expire unexercised and again become available for issuance under new Awards.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

[SIGNATURE PAGE FOLLOWS]

CARPENTER TECHNOLOGY 2022 PROXY STATEMENT	A-1

Exhibit A

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first written above.

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ James D. Dee
Print Name: James D. Dee
Title: Senior Vice President, General Counsel and Secretary

A-2	CARPENTER TECHNOLOGY 2022 PROXY STATEMENT